SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): October 26, 2005


                   Technology Funding Partners III, L.P.
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          (Exact name of registrant as specified in its charter)


        Delaware                           94-3033783
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(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification Number)


1107 Investment Boulevard, Suite 180
El Dorado Hills, California                                95762
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(Address of principal executive offices)                 (Zip Code)


                               (916) 941-1400
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              Registrant's telephone number, including area code



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ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT



On August 18, 2005, Technology Funding Partners III, L.P., (the
"Partnership") filed a Current Report on Form 8-K/A disclosing that on August 16, 2005, Grant Thornton LLP ("Grant Thornton") terminated the client-auditor relationship between Grant Thornton and the Partnership.

There were no disagreements with the Partnership's former accountants, Grant Thornton, on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure for the two years ended December 31, 2004 and the subsequent interim period through the date of termination.

On October 24, 2005, the Partnership's Independent General Partners approved Heard, McElroy & Vestal, LLP (HMV), as its independent registered accounting firm. The Partnership has not consulted with HMV regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Partnership's financial statements, or any other matter set forth in Item 304 (a) (2) of Regulation S-K (Reg. ss. 229.304 (a) (2)) during the last two fiscal years or thereafter through the date of this report, and no written or oral advice was provided that was an important factor considered by the Partnership in reaching a decision as to any accounting, auditing, or financial reporting issue.



                                    SIGNATURE


                  Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


TECHNOLOGY FUNDING PARTNERS III, L.P.

By:   TECHNOLOGY FUNDING INC.
      TECHNOLOGY FUNDING LTD.
      Managing General Partners


  Date:  October 26, 2005          By:  /s/ Charles R. Kokesh
                                   ------------------------------
                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial Officer
                                     and Chairman of Technology
                                     Funding Inc., and Managing General
                                     Partner of Technology Funding Ltd.